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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    Form 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                February 7, 1994


                             TRANS-RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                 33-11634             36-2729497
      ------------------       -----------------     -------------------
       (State or other         (Commission File      (I.R.S. Employer
       jurisdiction of         Number)               Identification No.)
       incorporation)



                  9 West 57th Street, New York, New York 10019
              (Address of principal executive offices)  (Zip Code)

              Registrant's telephone number, including area code:

                                 (212) 888-3044
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Item 5.          Other Events

                 On February 7, 1994, the smaller of the two potassium nitrate production units located in the Company's Haifa, Israel manufacturing facility was damaged by an accidental fire. Such damage will result in a temporary reduction of the Company's potassium nitrate production capacity.

                 The Company is currently reviewing various alternatives concerning the most effective and timely replacement of the damaged production unit and expects to replace the damaged unit within approximately twelve months. The Company believes that the loss, including the effect of business interruption, will be substantially covered by insurance.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 14, 1994

                                        TRANS-RESOURCES, INC.


                                        By: /s/ Lester W. Youner
                                           -----------------------------
                                            Lester W. Youner
                                            Vice  President and
                                            Chief Financial Officer